UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 8, 2019

Shentang International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55973	47-4933278
(State of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

3445 Lawrence Ave., Oceanside, NY 11572
(Address of principal executive offices)

(646) 768-8417

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2019, Shentang International, Inc. (the “Company”) filed with the State of Nevada, a Certificate of Designation for its Series A preferred stock (the “Certificate”). The Certificate was effective on November 8, 2019. The Certificate establishes all of the rights of the holders of the Series A Preferred Stock (the “Series A”), as related to the Series A, including, but not limited to the conversion rights and voting rights, On November 7, 2019, the Board of Directors of the Company resolved to set the terms of the Rights as found in the Certificate.

For a more detailed description of the Rights, please see the Certificate filed as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

3.1	Certificate of Designation for Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 28, 2020

Shentang International, Inc.

By:	/s/ David Lazar
Name:	David Lazar
Title:	Chief Executive Officer, President, Chairman and Director

EXHIBIT INDEX

Exhibit No.	Document Description

3.1	Certificate of Designation for Series A Preferred Stock

3